Centrue Financial Corporation Announces 2011 First Quarter Results

ST. LOUIS, MO -- (Marketwire - May 13, 2011) - Centrue Financial Corporation (NASDAQ: TRUE)

First Quarter 2011 Highlights

--  First quarter of 2011 net loss was $3.5 million, compared to a $39.2 million net loss for the fourth quarter of 2010 (which included a $15.9 million goodwill impairment charge and $13.5 million deferred tax asset valuation adjustment) and a $6.3 million net loss in the first quarter of 2010.

--  The first quarter 2011 net interest margin equaled 3.09%, representing increases of 2 basis points from 3.07% recorded in the fourth quarter of 2010 and 21 basis points from 2.88% reported in the first quarter of
    2010.

--  Nonperforming loans declined $6.3 million, or 9.0%, from December 31,
    2010 and $26.5 million, or 29.4%, from March 31, 2010.

--  The coverage ratio (allowance for loan losses to nonperforming loans)
    was 45.64%, increasing slightly from December 31, 2010 levels.

Centrue Financial Corporation (the "Company" or "Centrue") (NASDAQ: TRUE), parent company of Centrue Bank, reported a first quarter net loss of $3.5 million, or $0.65 per common diluted share, compared to a net loss of $6.3 million or $1.11 per common diluted share for the same period in 2010. The first quarter 2011 results were adversely impacted by a $4.3 million charge to the provision for loan losses, a $0.2 million non-cash valuation adjustment on OREO properties and a $0.4 million non-cash credit impairment charge on pooled trust preferred collateralized debt obligations ("CDOs").

"Despite reporting a loss for the quarter, we are encouraged by some of the positive trends experienced in recent months," remarked President & CEO Thomas A. Daiber. "We have made no secret of the fact that asset quality challenges have placed a significant strain on our earnings stream. However, decreases in nonperforming loans, nonperforming assets, action list loans and loan charge-offs in the first quarter are all positive indicators that the action plans we have in place are yielding results. These improvements, coupled with an increase in the margin and continued expense discipline, contributed to a smaller quarterly loss. Going forward, we will continue our aggressive efforts to address credit quality issues, the single biggest contributor to our losses, as we work toward returning to profitability as quickly as possible."

Securities

Total securities equaled $244.9 million at March 31, 2011, representing an increase of $15.0 million, or 6.5%, from December 31, 2010 and a decrease of $40.5 million, or 14.2%, from March 31, 2010. The net increase from year-end 2010 was largely related to enhancing the Company's liquidity position through reinvesting dollars from the loan portfolio into security instruments with shorter durations. During the first quarter of 2011, the Company evaluated its security portfolio and recorded a $0.4 million non-cash other-than-temporary impairment charge related to three CDOs.

Loans

Total loans equaled $710.5 million, representing decreases of $11.4 million, or 1.6%, from December 31, 2010 and $128.2 million, or 15.3%, from March 31, 2010. The net decrease from year-end 2010 was related to a combination of normal attrition, pay-downs, loan charge-offs, transfers to OREO and strategic initiatives to reduce balance sheet risk. Due to economic conditions, we have also experienced a decrease in loan demand as many borrowers continue to reduce their debt.

Funding and Liquidity

Total deposits equaled $922.5 million, representing decreases of $8.6 million, or 0.9%, from December 31, 2010 and $123.7 million, or 11.8%, from March 31, 2010. The net decrease from year-end 2010 was largely related to strategic initiatives to reduce higher costing time deposits and collateralized local public agency deposits.

Due to continued uncertainty in the financial markets, liquidity strategies are conservatively postured in an effort to mitigate adverse pressure on liquidity levels. The Bank's overall liquidity position remained relatively unchanged during the first quarter of 2011 largely due to a reduction in the loan portfolio, net of gross charge-offs and transfers to OREO.

Credit Quality

The key credit quality metrics are as follows:

--  The allowance for loan losses to total loans was 4.09% at March 31,
    2011, compared to 4.37% at December 31, 2010 and 4.99% at March 31,
    2010.  Management evaluates the sufficiency of the allowance for loan losses based on the combined total of specific allocations, historical loss and qualitative components and believes that the allowance for loan losses represented probable incurred credit losses inherent in the loan portfolio at March 31, 2011.

--  The provision for loan losses for the first quarter of 2011 was $4.3 million, a decrease from $10.5 million recorded in the fourth quarter of 2010 and $9.4 million recorded in the first quarter of 2010.  The first quarter of 2011 provision level was driven by:

      --  sustained level of nonperforming loans and new credits that migrated to nonperforming status that have required current specific allocation estimates;
      --  elevated charge-offs of previously accrued specific allocations that impact historical loss levels;
      --  elevated past due loans;
      --  weakening guarantor positions due to adverse economic conditions;
      --  continued deteriorating collateral values, reflecting the impact of the adverse economic climate on the Company's borrowers.

--  Net loan charge-offs for the first quarter of 2011 were $6.7 million, or 0.91% of average loans, compared with $22.3 million, or 2.98% of average loans, for the fourth quarter of 2010 and $8.4 million, or
    0.97% of average loans, for the first quarter of 2010.  Loan charge-offs during the first quarter of 2011 were largely influenced by the credit performance of the Company's land development, construction and commercial real estate portfolio. These charge-offs reflect management's continuing efforts to align the carrying value of these assets with the value of underlying collateral based upon more aggressive disposition strategies and recognizing falling property values. Because these loans are collateralized by real estate, losses occur more frequently when property values are declining and borrowers are losing equity in the underlying collateral. Management believes we are recognizing losses in our portfolio through provisions and charge-offs as credit developments warrant.

--  Nonperforming loans (nonaccrual, 90 days past due and troubled debt restructures) decreased to $63.7 million at March 31, 2011, from $70.0 million at December 31, 2010 and $90.2 million at March 31, 2010. The
    $6.3 million decrease from the fourth quarter of 2010 to the first quarter of 2011, was mainly due to the charge-off of nonaccrual loans and the transfer of the property securing the credits into OREO. The
    $63.7 million recorded at March 31, 2011 included $58.6 million in nonaccrual loans and $5.1 million in troubled debt restructures. The level of nonperforming loans to end of period loans was 8.97% at March
    31, 2011, compared to 9.70% at December 31, 2010 and 10.75% at March
    31, 2010.

--  The coverage ratio (allowance for loan losses to nonperforming loans)
    was 45.64% at March 31, 2011, compared to 45.02% at December 31, 2010 and 46.40% at March 31, 2010.

--  Other real estate owned ("OREO") increased to $28.6 million at March
    31, 2011, from $25.6 million at December 31, 2010 and $15.2 million at
    March 31, 2010. In the first quarter of 2011, management converted collateral securing problem loans to properties ready for disposition in the net amount of $4.5 million.  First quarter additions were offset by $1.3 million in dispositions and $0.2 million in additional valuation adjustments, reflective of existing market conditions and more aggressive disposition strategies.

--  Nonperforming assets (nonaccrual, 90 days past due, troubled debt restructures and OREO) decreased to $92.3 million at March 31, 2011, from $95.6 million at December 31, 2010 and $105.4 million at March 31,
    2010. The $3.3 million decrease from the fourth quarter of 2010 to the first quarter of 2011, was due to $6.7 million in charge-offs, net of recoveries. The ratio of nonperforming assets to total assets was 8.60%
    at March 31, 2011, 8.65% at December 31, 2010 and 8.19% at March 31,
    2010.

Net Interest Margin

The net interest margin was 3.09% for the first quarter of 2011, representing increases of 2 basis points from 3.07% recorded in the fourth quarter of 2010 and 21 basis points from 2.88% reported in the first quarter of 2010. The increase in the first quarter 2011 net interest margin, as compared to the same period in 2010, was primarily due to increased utilization of interest rate floors on a majority of variable rate loans and a reduction in the Company's cost of interest-bearing liabilities due to maturity of higher rate time deposits and the decline in market interest rates. Adversely impacting the margin was the cost of retaining surplus liquidity, lower average volume of higher-yielding loans, increased premium amortization due to higher prepayments and lower coupon income with adjustable resets in the securities portfolio and the impact of nonaccrual loan interest reversals. Due largely to the protracted economic downturn, the carrying cost of nonaccrual loans and the Company's interest rate sensitivity, the margin will likely remain under pressure throughout 2011.

Noninterest Income and Expense

Noninterest income totaled $2.1 million for the three months ended March 31, 2011, compared to $1.3 million for the same period in 2010. Excluding credit impairment charges on CDO securities and gains related to the sale of OREO and other assets from both periods, noninterest income decreased $0.3 million or 11.1%. This $0.3 million decrease was primarily concentrated in service charges due to reduced consumer spending and its impact on overdraft and NSF fees.

Total noninterest expense for the first quarter of 2011 was $8.8 million, a decrease of $1.7 million, compared to $10.5 million recorded during the same period in 2010. Excluding OREO valuation adjustments taken in both periods, noninterest expense levels decreased by $0.2 million, or 2.3%. This $0.2 million decline in expenses was spread over various categories, including salaries and employee benefits, net occupancy costs, furniture and equipment, marketing and amortization expense. Adversely impacting expense levels were increases in loan remediation costs, including collection expenses on nonperforming loans and expenses associated with maintaining foreclosed real estate.

Capital Management

As reflected in the following table, both the Company and unit Centrue Bank were considered "adequately-capitalized" under regulatory defined capital ratios as of March 31, 2011 and December 31, 2010:

                           Centrue Financial   Centrue Bank
                           ----------------  ----------------  Adequately-
                           Mar 31,  Dec 31,  Mar 31,  Dec 31,  Capitalized
                             2011     2010     2011     2010   Thresholds
                           -------  -------  -------  -------  -----------
Carrying amounts
 ($millions):
 Total risk-based capital  $  72.7  $  76.5  $  75.3  $  78.2
 Tier 1 risk-based capital $  47.9  $  58.0  $  65.1  $  67.8

Capital ratios:
 Total risk-based capital      9.0%     9.4%     9.4%     9.7%         8.0%
 Tier 1 risk-based capital     5.9%     7.1%     8.2%     8.4%         4.0%
 Tier 1 leverage ratio         4.2%     5.1%     6.0%     6.0%         4.0%

Total regulatory capital ratios decreased since year-end 2010 as a result of net operating losses for the first quarter of 2011.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

--  Unaudited Highlights
--  Unaudited Consolidated Balance Sheets
--  Unaudited Consolidated Statements of Income
--  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Highlights
(In Thousands, Except Per Share Data)

                                                      Three Months Ended
                                                          March 31,
                                                    ---------------------
                                                       2011        2010
                                                    ---------   ---------
Operating Highlights

 Net income (loss)                                  $  (3,458)  $  (6,260)
 Return on average total assets                         (1.28)%     (1.95)%
 Return on average stockholders' equity                (33.49)     (22.92)
 Net interest margin                                     3.09        2.88
 Efficiency ratio                                       83.02       81.27

Per Share Data

 Diluted earnings (loss) per common share           $   (0.65)  $   (1.11)
 Book value per common share                        $    1.09   $   12.46
 Tangible book value per common share               $    0.10   $    8.64
 Diluted weighted average common
  shares outstanding                                6,048,405   6,043,176
 Period end common shares outstanding               6,048,405   6,043,176

Stock Performance Data

 Market price:
  Quarter-end                                       $    0.50   $    3.45
    High                                            $    1.18   $    4.18
    Low                                             $    0.42   $    2.50
 Period end price to book value                         45.87%      27.69%
 Period end price to tangible book value               500.00%      39.93%

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands)

                                                   March 31,   December 31,
                                                      2011         2010
                                                  -----------  -----------
ASSETS
  Cash and cash equivalents                       $    44,445  $    82,945
  Securities available-for-sale                       234,775      219,475
  Restricted securities                                10,148       10,470
  Loans                                               710,529      721,871
  Allowance for loan losses                           (29,089)     (31,511)
                                                  -----------  -----------
     Net loans                                        681,440      690,360
  Bank-owned life insurance                            30,652       30,403
  Mortgage servicing rights                             2,383        2,425
  Premises and equipment, net                          25,267       25,687
  Other intangible assets, net                          6,017        6,293
  Other real estate owned                              28,581       25,564
  Other assets                                         10,128       11,540
                                                  -----------  -----------

     Total assets                                 $ 1,073,836  $ 1,105,162
                                                  ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
     Deposits
        Non-interest-bearing                      $   119,779  $   118,667
        Interest-bearing                              802,704      812,438
                                                  -----------  -----------
          Total deposits                              922,483      931,105
     Federal funds purchased and securities sold
      under agreements to repurchase                   15,931       16,188
     Federal Home Loan Bank advances                   51,059       71,059
     Notes payable                                     10,623       10,623
     Series B mandatory redeemable preferred
      stock                                               268          268
     Subordinated debentures                           20,620       20,620
     Other liabilities                                 13,086       12,378
                                                  -----------  -----------
        Total liabilities                           1,034,070    1,062,241

  Stockholders' equity
     Series A convertible preferred stock                 500          500
     Series C cumulative perpetual preferred
      stock                                            30,965       30,810
     Common stock                                       7,454        7,454
     Surplus                                           74,751       74,721
     Retained earnings (accumulated deficit)          (50,969)     (46,861)
     Accumulated other comprehensive income
      (loss)                                             (821)      (1,589)
                                                  -----------  -----------
                                                       61,880       65,035
     Treasury stock, at cost                          (22,114)     (22,114)
                                                  -----------  -----------
        Total stockholders' equity                     39,766       42,921

          Total liabilities and stockholders'
           equity                                 $ 1,073,836  $ 1,105,162
                                                  ===========  ===========

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                                                        Three Months Ended
                                                            March 31,
                                                        ------------------
                                                          2011      2010
                                                        --------  --------
Interest income
  Loans                                                 $  9,281  $ 11,248
  Securities
     Taxable                                                 997     1,733
     Exempt from federal income taxes                        215       278
  Federal funds sold and other                                31        27
                                                        --------  --------
     Total interest income                                10,524    13,286

Interest expense
  Deposits                                                 2,487     4,371
  Federal funds purchased and securities sold under
   agreements to repurchase                                   11        18
  Federal Home Loan Bank advances                            412       581
  Series B mandatory redeemable preferred stock                4         4
  Subordinated debentures                                    270       254
  Notes payable                                               90        88
                                                        --------  --------
     Total interest expense                                3,274     5,316

Net interest income                                        7,250     7,970
Provision for loan losses                                  4,250     9,350
                                                        --------  --------
Net interest income (loss) after provision for
 loan losses                                               3,000    (1,380)

Noninterest income
  Service charges                                          1,062     1,420
  Mortgage banking income                                    407       319
  Electronic banking services                                527       484
  Bank-owned life insurance                                  249       255
  Securities gains, net                                        -         2
  Total other-than-temporary impairment losses              (393)   (4,516)
  Portion of loss recognized in other comprehensive
   income (before taxes)                                       1     2,909
                                                        --------  --------
     Net impairment on securities                           (392)   (1,607)
  Gain on sale of OREO                                        44         9
  Gain on sale of other assets                                63       202
  Other income                                               164       238
                                                        --------  --------
                                                           2,124     1,322
Noninterest expenses
  Salaries and employee benefits                           3,633     3,771
  Occupancy, net                                             720       788
  Furniture and equipment                                    439       524
  Marketing                                                   60       107
  Supplies and printing                                       64        98
  Telephone                                                  204       179
  Data processing                                            364       382
  FDIC insurance                                             850       854
  Loan processing and collection costs                       591       512
  OREO valuation adjustment                                  200     1,657
  Amortization of intangible assets                          276       339
  Other expenses                                           1,399     1,275
                                                        --------  --------
                                                           8,800    10,486

Income (loss) before income taxes                         (3,676)  (10,544)
Income tax expense (benefit)                                (218)   (4,284)
                                                        --------  --------
Net income (loss)                                       $ (3,458) $ (6,260)
Preferred stock dividends                                    494       473
                                                        --------  --------
Net income (loss) for common stockholders               $ (3,952) $ (6,733)
                                                        ========  ========

Basic earnings (loss) per common share                  $  (0.65) $  (1.11)
                                                        ========  ========
Diluted earnings (loss) per common share                $  (0.65) $  (1.11)
                                                        ========  ========

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Per Share Data)

                                      Quarters Ended
                ---------------------------------------------------------
                 3/31/11     12/31/10    09/30/10    06/30/10    03/31/10
                ---------   ---------   ---------   ---------   ---------
Statement of
 Income
 Interest
  income        $  10,524   $  11,368   $  11,508   $  12,682   $  13,286
 Interest
  expense          (3,274)     (3,636)     (4,369)     (4,995)     (5,316)
                ---------   ---------   ---------   ---------   ---------
 Net interest
  income            7,250       7,732       7,139       7,687       7,970
 Provision for
  loan losses       4,250      10,450       7,250       7,550       9,350
                ---------   ---------   ---------   ---------   ---------
 Net interest
  income (loss)
  after
  provision for
  loan losses       3,000      (2,718)       (111)        137      (1,380)
 Noninterest
  income            2,124       3,263       3,427       2,806       1,322
 Noninterest
  expense           8,800      26,514       9,279       9,610      10,486
                ---------   ---------   ---------   ---------   ---------
 Income (loss)
  before income
  taxes            (3,676)    (25,969)     (5,963)     (6,667)    (10,544)
 Income tax
  expense
  (benefit)          (218)     13,246      10,440      (2,742)     (4,284)
                ---------   ---------   ---------   ---------   ---------
 Net income
  (loss)        $  (3,458)  $ (39,215)  $ (16,403)  $  (3,925)  $  (6,260)
                =========   =========   =========   =========   =========
 Net income
  (loss) for
  common
  stockholders  $  (3,952)  $ (39,704)  $ (16,887)  $  (4,403)  $  (6,733)
                =========   =========   =========   =========   =========

Per Share
 Basic earnings
  (loss) per
  common share  $   (0.65)  $   (6.56)  $   (2.79)  $   (0.73)  $   (1.11)
 Diluted
  earnings
  (loss) per
  common share      (0.65)      (6.56)      (2.79)      (0.73)      (1.11)
 Cash dividends
  on common
  stock                NM          NM          NM          NM          NM
 Dividend
  payout ratio
  for common
  stock                NM          NM          NM          NM          NM
 Book value per
  common share  $    1.09   $    1.61   $    8.97   $   11.77   $   12.46
 Tangible book
  value per
  common share       0.10        0.57        5.26   $    8.01   $    8.64
 Basic weighted
  average
  common shares
  outstanding   6,048,405   6,048,405   6,046,075   6,043,176   6,043,176
 Diluted
  weighted
  average
  common shares
  outstanding   6,048,405   6,048,405   6,046,075   6,043,176   6,043,176
 Period-end
  common shares
  outstanding   6,048,405   6,048,405   6,048,405   6,043,176   6,043,176

Balance Sheet
 Securities     $ 244,923   $ 229,945   $ 282,226   $ 307,846   $ 285,382
 Loans            710,529     721,871     764,585     792,289     838,700
 Allowance for
  loan losses      29,089      31,511      43,390      42,378      41,845
 Assets         1,073,836   1,105,162   1,179,684   1,226,769   1,286,532
 Deposits         922,483     931,105     958,032     993,270   1,046,233
 Stockholders'
  equity           39,766      42,921      85,048     101,947     106,087

Earnings
 Performance
 Return on
  average total
  assets            (1.28)%    (13.54)%     (5.36)%     (1.23)%     (1.95)%
 Return on
  average
  stockholders'
  equity           (33.49)    (188.05)     (64.59)     (15.10)     (22.92)
 Net interest
  margin             3.09        3.07        2.69        2.79        2.88
 Efficiency
  ratio (1)         83.02       75.83       82.62       84.81       81.27

Asset Quality
 Nonperforming
  assets to
  total end of
  period assets      8.60%       8.65%      10.15%       8.91%       8.19%
 Nonperforming
  loans to
  total end of
  period loans       8.97        9.70       12.44       11.76       10.75
 Net loan
  charge-offs
  to total
  average loans      0.91        2.98        0.80        0.86        0.97
 Allowance for
  loan losses to
  total end of
  period loans       4.09        4.37        5.67        5.35        4.99
 Allowance for
  loan losses to
  nonperforming
  loans             45.64       45.02       45.63       45.49       46.40
 Nonperforming
  loans         $  63,731   $  69,990   $  95,096   $  93,158   $  90,184
 Nonperforming
  assets           92,312      95,554     119,791     109,340     105,414
 Net loan
  charge-offs       6,672      22,329       6,238       7,016       8,414

Capital
 Total risk-based
  capital ratio      8.99%       9.35%      10.20%      10.72%      11.01%
 Tier 1 risk-based
  capital ratio      5.92        7.09        7.96        8.51        8.65
 Tier 1 leverage
  ratio              4.17        5.08        5.75        6.01        6.44

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

NM  Not meaningful.

Contact:
Thomas A. Daiber
President and
Chief Executive Officer
Centrue Financial Corporation
tom.daiber@centrue.com

Kurt R. Stevenson
Senior Executive Vice President
and Chief Financial Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com